Exhibit 23.1

CONSENT OF INDEPENDENT REGISTERED PUBLIC ACCOUNTING FIRM

We hereby consent to the incorporation by reference in the Registration Statement on Form S-8 (No.333-165065) of Anheuser-Busch InBev SA/NV of our report dated June 25, 2012, relating to the financial statements and supplemental schedule of the Anheuser-Busch Deferred Income Stock Purchase and Savings Plan as of and for the nine-month period ending December 31, 2011, which appears in this Form 11-K.

/s/ Grant Thornton LLP

Chicago, Illinois

June 25, 2012